UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2022

ASPEN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-262106	87-3100817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Crosby Drive,	Bedford,	MA	01730
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	AZPN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On July 27, 2022, Aspen Technology, Inc. (the “Company”) issued a press release announcing preliminary financial guidance on certain business metrics. The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On July 27, 2022, the Company issued a press release relating to its entry into a Share Sale Agreement (the “Purchase Agreement”) by and among the Company, AspenTech Australia Holding Pty Ltd, Australian company number 661 089 167, a company organized under the laws of Australia (the “Buyer”), Mining Software Holdings Pty Ltd, Australian company number 630 328 326), a company organized under the laws of the State of New South Wales (the “Target”), and the holders of stock and options to purchase capital stock of the Target (the “Sellers”) pursuant to which the Buyer will acquire all of the outstanding capital of the Target from the Sellers. Pursuant to the Purchase Agreement, the Company has agreed to guarantee the performance by the Buyer of all of its obligations under the Purchase Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Pursuant to the Purchase Agreement, and upon the terms and subject to the conditions thereof, the Buyer will pay the Sellers consideration of approximately AU$900 million payable in cash. The Company currently intends to fund the purchase price through a combination of cash on hand and additional indebtedness and has entered into a commitment letter with JP Morgan Chase Bank, N.A. (“JPM”) pursuant to which JPM has committed to provide an unsecured bridge term loan in the amount of US$475 million, subject to customary limited conditions. The completion of the transaction is expected to occur in the second half of 2022, subject to receipt of regulatory approvals.

This Current Report on Form 8-K and the press release attached as Exhibit 99.1 hereto contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. It is not intended to provide any other factual information about the Company, or its subsidiaries and affiliates.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on July 27, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: July 27, 2022	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary